UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2021

BROADSTONE NET LEASE, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39529	26-1516177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Clinton Square
Rochester, New York	14604
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 585 287-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value	BNL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 15, 2021, Broadstone Net Lease, LLC (the “Issuer”), the operating partnership of Broadstone Net Lease, Inc. (the “Company”), closed an underwritten public offering of $375 million aggregate principal amount of its 2.600% Senior Notes due 2031 (the “Notes”).

The Notes are fully and unconditionally guaranteed (the “Guarantee”) by the Company (in such capacity, the “Guarantor”). The terms of the Notes are governed by an indenture, dated as of September 15, 2021 (the “Base Indenture”), by and among the Issuer, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of September 15, 2021 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Issuer, the Guarantor and the Trustee. The Indenture contains various restrictive covenants, including requirements to maintain a certain percentage of total unencumbered assets by the Company. Copies of the Base Indenture and the First Supplemental Indenture, including the form of Notes and the Guarantee, the terms of which are incorporated herein by reference, are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Under certain circumstances, the Indenture will require certain of the Company’s subsidiaries (other than the OP) to guarantee the Notes in the future if, and for so long as, such subsidiary, directly or indirectly, guarantees or otherwise becomes obligated in respect of the Issuer’s revolving credit facility, senior unsecured notes and unsecured term loans.

The purchase price paid by the underwriters for the Notes was 99.166% of the principal amount thereof. The Notes are the Issuer’s senior unsecured obligations and rank equally in right of payment with all of the Issuer’s other existing and future senior unsecured indebtedness. However, the Notes are effectively subordinated in right of payment to: (i) all of the Issuer’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness); (ii) all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Issuer’s subsidiaries that do not guarantee the Notes and of any entity the Issuer accounts for using the equity method of accounting; and (iii) all preferred equity not owned by the Issuer, if any, in any of the Issuer’s subsidiaries that do not guarantee the Notes and in any entity the Issuer accounts for using the equity method of accounting. The Notes bear interest at 2.600% per annum. Interest is payable on March 15 and September 15 of each year, beginning March 15, 2022, until the maturity date of September 15, 2031.

The Notes will be redeemable in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to the sum of:

•	100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, up to, but not including, the redemption date; and

•	a make-whole premium calculated in accordance with the Indenture.

Notwithstanding the foregoing, if any of the Notes are redeemed on or after June 15, 2031 (three months prior to the maturity date of the Notes), the redemption price will not include a make-whole premium.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•	default for 30 days in the payment of any installment of interest under the Notes;

•	default in the payment of the principal amount or any other portion of the redemption price due with respect to the Notes, when the same becomes due and payable;

•

failure by the Issuer or the Guarantor to comply with any of the Issuer’s or the Guarantor’s respective other agreements in the Notes, the Guarantee or the Indenture with respect to the Notes upon receipt by the Issuer of notice of such default by the Trustee or by holders of not less than 25% in principal amount of the Notes then outstanding and the Issuer’s failure to cure (or obtain a waiver of) such default within 60 days after the Issuer receives such notice;

•

failure to pay any Debt (as defined in the Indenture) (other than Non-Recourse Debt (as defined in the Indenture)) for monies borrowed by the Issuer, the Company or any of their respective Significant Subsidiaries (as defined in the

Indenture) in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which Debt (other than Non-Recourse Debt) is, or has become, the primary obligation of the Issuer or the Company and is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Issuer from the Trustee (or to the Issuer and the Trustee from holders of at least 25% in principal amount of the outstanding Notes);

•

the Guarantee of the Guarantor ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or the Guarantor denies or disaffirms its obligations under the Indenture or its Guarantee, except by reason of the release of such Guarantee in accordance with provisions of the Indenture; or

•

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Issuer or the Guarantor or any Significant Subsidiary or all or substantially all of their respective property.

The descriptions of the Base Indenture and the First Supplemental Indenture in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the Base Indenture and the First Supplemental Indenture, respectively.

The Notes were offered pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on June 23, 2021 (Registration Nos. 333-257317 and 333-257317-01), a base prospectus, dated June 23, 2021, and a prospectus supplement, dated September 10, 2021, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On September 10, 2021, the Issuer and the Guarantor entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein, with respect to the offering of the Notes, which will be fully and unconditionally guaranteed by the Guarantor. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 10, 2021, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC and J.P. Morgan Securities LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc. as representatives of the several underwriters named in Schedule 1 thereto.

4.1	Indenture, dated as of September 15, 2021, among the Issuer, the Company and the Trustee, including the form of the Guarantee.

4.2	First Supplemental Indenture, dated as of September 15, 2021, among the Issuer, the Company and the Trustee, including the form of the Notes.

5.1	Opinion of Ballard Spahr LLP.

5.2	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROADSTONE NET LEASE, INC.

By:	/s/ Ryan M. Albano
Name: Ryan M. Albano
Title: Executive Vice President and Chief Financial Officer

Date: September 15, 2021